UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Technology Center Drive
Suite 300
Stoughton, MA 02072
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	COLL	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 15, 2025, Collegium Pharmaceutical, Inc. (the “Company”) held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”), at which the Company’s shareholders approved the Company’s 2025 Equity Incentive Plan (the “Plan”), which provides for the grant of stock-based awards to officers, directors and employees of the Company. A description of the material terms of the Plan is contained in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 28, 2025 (the “Proxy Statement”). The description of the Plan is qualified in its entirety by reference to the plan document attached hereto as Exhibit 10.1, which is incorporated by reference into this Item 5.02.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A total of 32,131,798 shares of common stock of the Company were entitled to vote as of March 25, 2025, the record date for the Annual Meeting, of which 29,094,522 were present in person or by proxy at the Annual Meeting.  The following is a summary of the final voting results for each matter presented to shareholders.

PROPOSAL 1:

Election of eight Directors to hold office until the 2026 Annual Meeting of Shareholders.

Nominee	For	Against	Abstentions	Broker Non-Votes
Rita Balice-Gordon	24,842,387	251,845	2,550,989	1,449,301
Garen Bohlin	24,980,953	127,522	2,536,746	1,449,301
John Fallon	24,314,536	793,400	2,537,285	1,449,301
John Freund	24,494,346	614,373	2,536,502	1,449,301
Vikram Karnani	25,001,176	107,410	2,536,635	1,449,301
Nancy Lurker	25,089,514	18,982	2,536,725	1,449,301
Carlos Paya	25,074,339	21,938	2,548,944	1,449,301
Gino Santini	24,829,920	278,655	2,536,646	1,449,301

Each of Rita Balice-Gordon, Garen Bohlin, John Fallon, John Freund, Vikram Karnani, Nancy Lurker, Carlos Paya and Gino Santini was elected by the Company’s shareholders as Directors to hold office until the 2026 Annual Meeting of Shareholders.

PROPOSAL 2:

Approval of, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstentions	Broker Non-Votes
22,867,414	2,233,541	2,544,266	1,449,301

On an advisory basis, the Company’s shareholders approved the compensation of the Company’s named executive officers.

PROPOSAL 3:

Approval of, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
26,389,740	5,042	961,581	288,858	1,449,301

On an advisory basis, the Company’s shareholders indicated a preferred frequency of shareholder advisory votes on the compensation of the Company’s named executive officers of every one year.

PROPOSAL 4:

Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstentions	Broker Non-Votes
28,706,712	141,452	246,358	0

Proposal 4 was approved by the Company’s shareholders.

PROPOSAL 5:

Approval of the Collegium Pharmaceutical, Inc. 2025 Equity Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
20,255,783	7,143,482	245,956	1,449,301

The Plan was approved by the Company’s shareholders.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Collegium Pharmaceutical, Inc. 2025 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2025	Collegium Pharmaceutical, Inc.

	By:	/s/ Colleen Tupper
Name: Colleen Tupper
Title: Executive Vice President and Chief Financial Officer